EXHIBIT 10.1

EXECUTION VERSION

WENDY’S FUNDING, LLC
Series 2015-1 3.371% Fixed Rate Senior Secured Notes, Class A-2-I
Series 2015-1 4.080% Fixed Rate Senior Secured Notes, Class A-2-II
Series 2015-1 4.497% Fixed Rate Senior Secured Notes, Class A-2-III

PURCHASE AGREEMENT
May 19, 2015

Guggenheim Securities, LLC
As Representative of the several
   Initial Purchasers named in Schedule I hereto
c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:
Wendy’s Funding, LLC, a special purpose Delaware limited liability company (the “Master Issuer”) and an indirect, wholly-owned Subsidiary of Wendy’s International, LLC, a Delaware corporation (the “Manager”), proposes, upon the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), three series of fixed rate senior secured notes, (i) the 3.371% Series 2015-1 Class A-2-I Notes (the “Series 2015‑1 Class A-2-I Notes”) in an aggregate principal amount of $875,000,000, (ii) the 4.080% Series 2015-1 Class A-2-II Notes (the “Series 2015‑1 Class A-2-II Notes”) in an aggregate principal amount of $900,000,000 and (iii) the 4.497% Series 2015-1 Class A-2-III Notes (the “Series 2015‑1 Class A-2-III Notes”) in an aggregate principal amount of $500,000,000 (the Series 2015‑1 Class A-2-I Notes, the Series 2015-1 Class A-2-II Notes and the Series 2015-1 Class A-2-III Notes, the “Offered Notes”).
The Offered Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to a Base Indenture (the “Base Indenture”) and a series supplement (the “Series 2015-1 Supplement” and, together with the Base Indenture, the “Indenture”), each to be dated June 1, 2015, and entered into between the Master Issuer and Citibank, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as securities intermediary. The Master Issuer’s obligations under the Offered Notes will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Wendy’s SPV Guarantor, LLC, a special purpose Delaware limited liability company (the “Holding Company Guarantor”), Quality is Our Recipe, LLC, a special purpose Delaware limited liability company (the “Franchise Holder”), and Wendy’s Properties, LLC, a

special purpose Delaware limited liability company (the “Wendy’s Properties” and, together with the Holding Company Guarantor and the Franchise Holder, the “Guarantors” and each a “Guarantor” and, together with the Master Issuer, the “Securitization Entities”), pursuant to a Guarantee and Collateral Agreement, to be dated June 1, 2015, among each Guarantor and the Trustee (the “Guarantee and Collateral Agreement”). On or prior to the Closing Date (as defined below), the Contributed Assets will be contributed to the Securitization Entities (collectively, the “Contribution Transactions”) pursuant to the Contribution Agreements as described in the Pricing Disclosure Package and the Final Offering Memorandum (as defined below). This Agreement is to confirm the agreement concerning the purchase of the Offered Notes from the Master Issuer by the Initial Purchasers.  Guggenheim Securities, LLC is acting as the representative (the “Representative”) for the Initial Purchasers.
On or prior to the Closing Date, (i) the Securitization Entities, the Manager and the Trustee will enter into a Management Agreement pursuant to which the Manager will manage the assets and business of the Securitization Entities (the “Management Agreement”), (ii) the Securitization Entities, the Manager, Midland Loan Services, a division of PNC Bank, National Association, as servicer (the “Servicer”), and the Trustee will enter into a Servicing Agreement pursuant to which the Servicer will service and administer the Offered Notes (the “Servicing Agreement”), and (iii) the Securitization Entities, the Manager, the Servicer, FTI Consulting, Inc., as back-up manager (the “Back-Up Manager”), and the Trustee will enter into a Back-Up Management and Consulting Agreement (the “Back-Up Management Agreement”),  pursuant to which the Back-Up Manager will provide certain consulting and back-up management services to the Securitization Entities, the Servicer and the Trustee for the benefit of the Secured Parties.
For purposes of this Agreement, (i) “Parent Companies” shall mean Oldemark, LLC, Wendy’s Restaurants, LLC, The Wendy’s Company and the Manager and (ii) “Wendy’s Parties” shall mean, collectively, the Parent Companies and the Securitization Entities.
For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).
1.                   Purchase and Resale of the Offered Notes.  The Offered Notes will be offered and sold by the Master Issuer to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “1933 Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the 1933 Act.  The Wendy’s Parties have prepared a preliminary offering memorandum, dated May 6, 2015 (as amended or supplemented as of the Applicable Time (as defined below), the “Preliminary Offering Memorandum”), the investor presentations attached hereto as Exhibit 1, a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Offered Notes omitted from the Preliminary Offering Memorandum and certain other information and a final offering memorandum (the “Final Offering Memorandum”), setting forth information regarding the Wendy’s Parties and the Offered Notes. The Preliminary Offering Memorandum and the Pricing Term Sheet are collectively referred to as the “Pricing Disclosure Package”.  The Wendy’s Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offering and resale of the Offered Notes by the

Initial Purchasers. “Applicable Time” means 11:18 a.m. (New York City time) on the date of this Agreement.
All references in this Agreement to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum include, unless expressly stated otherwise, all documents, financial statements and schedules and other information contained or incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to mean all such information contained or incorporated by reference therein, to the extent such information has not been superseded or modified by other information contained or incorporated by reference therein). All documents filed (but not furnished, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and incorporated by reference in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.
It is understood and acknowledged that upon original issuance thereof the Offered Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends that are set forth under the caption “Transfer Restrictions” in the Pricing Disclosure Package.
You have advised the Master Issuer that the Initial Purchasers intend to offer and resell (the “Exempt Resales”) the Offered Notes purchased by the Initial Purchasers hereunder on the terms set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely (a) to persons whom they reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”) and (b) outside of the United States, to persons who are not U.S. Persons (such persons, “Non-U.S. Persons”) as defined in Regulation S under the 1933 Act (“Regulation S”) in offshore transactions in reliance on Regulation S, in each case, who are not Competitors. As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (a) and (b) above are referred to herein as “Eligible Purchasers”.
2.                   Representations and Warranties of the Wendy’s Parties.  Each of the Wendy’s Parties jointly and severally, represents and warrants, on and as of the date hereof and the Closing Date, as follows:
(a)            When the Offered Notes and Guarantees are issued and delivered pursuant to this Agreement, such Offered Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(b)            Assuming the accuracy of your representations and warranties in Section 3(b) of this Agreement, the purchase and resale of the Offered Notes pursuant to this Agreement (including pursuant to the Exempt Resales) are exempt from the registration requirements of the 1933 Act.
(c)            No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Wendy’s Parties, any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their affiliates or any of their respective representatives, as to whom the Wendy’s Parties make no representation) in connection with the offer and sale of the Offered Notes.
(d)            No directed selling efforts within the meaning of Rule 902 under the 1933 Act were used by the Wendy’s Parties or any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their respective affiliates or any of their respective representatives, as to whom the Wendy’s Parties make no representation) with respect to Offered Notes sold outside the United States to Non-U.S. Persons, and each of the Wendy’s Parties, their respective affiliates and their respective representatives (other than the Initial Purchasers and their respective affiliates and representatives, as to whom the Wendy’s Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.
(e)            Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.
(f)            None of the Wendy’s Parties nor any other person acting on behalf of any Wendy’s Party has offered or sold any securities in a manner that would be integrated with the offering of the Offered Notes contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(g)            The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been prepared by the Wendy’s Parties for use by the Initial Purchasers in connection with the Exempt Resales.  No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Wendy’s Party, is contemplated.
(h)            The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below). Each document listed in Schedule III hereto is true and correct in all material respects and no forward looking statement, estimate or projection contained therein has been made without a reasonable basis or has been disclosed other than in good faith.
(i)            The Final Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Final Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.
(j)            None of the Wendy’s Parties has prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Notes, or otherwise is prepared to market the Offered Notes, other than the Pricing Disclosure Package and the Final Offering Memorandum, without the prior consent of the Representative; and each such written communication, the use of which has been previously consented to by the Representative, is listed on Schedule III.
(k)            Each document listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such document listed in Schedule III hereto in reliance upon and in conformity with the Initial Purchaser Information.
(l)            The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder.  The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(m)            Each of the Wendy’s Parties and each of its subsidiaries signing a Related Document has been duly organized, is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have (i)

a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Securitization Entities or the Wendy’s Parties taken as a whole or (ii) a material adverse effect on the performance by the Wendy’s Parties of this Agreement, the Offered Notes, the Indenture or any of the other Related Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (i) and (ii), a “Material Adverse Effect”).  Each of the Wendy’s Parties has all corporate or limited liability company power and authority necessary to own or lease its properties and to conduct the businesses in which it is now engaged or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.
(n)            The Wendy’s Company has the debt capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued shares of capital stock of The Wendy’s Company have been duly authorized and validly issued and are fully paid and non-assessable.  All of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities are, and upon the Closing Date, each Securitization Entity will be, owned, directly or indirectly, by The Wendy’s Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Liens (i) imposed by the Indenture and the Related Documents, (ii) which constitute Permitted Liens, (iii) that could not reasonably be expected to have a Material Adverse Effect, (iv) which result from transfer restrictions imposed by the Securities Act or the securities or blue sky laws of certain jurisdictions or (v) those Liens securing indebtedness under the Senior Secured Credit Facilities, which will be released in connection with the closing of the offering of Offered Notes.
(o)            The Master Issuer has all requisite limited liability company power and authority to execute, deliver and perform their respective obligations under the Indenture. The Indenture has been duly and validly authorized by the Master Issuer and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding obligation of the Master Issuer, enforceable against the Master Issuer in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3(b) of this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Offered Notes contemplated hereby or in connection with the Exempt Resales. When executed by the Master Issuer, the Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.
(p)            The Master Issuer has all requisite limited liability power and authority to execute, issue, sell and perform its obligations under the Offered Notes.  The Offered Notes have been duly authorized by the Master Issuer and, when duly executed by the Master Issuer in accordance with the terms of the Indenture, assuming due authentication of the Offered Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and legally binding obligations of the Master Issuer entitled to the benefits of the Indenture, enforceable against the Master Issuer in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  When issued and delivered, the Offered Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.
(q)              Each Guarantor has all requisite limited liability company power and authority to execute, issue and perform its obligations under the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement has been duly and validly authorized by the Guarantors, and upon the Guarantee and Collateral Agreement’s execution and delivery and assuming the due authorization, execution and delivery by the Trustee and when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Offered Notes in accordance with the Indenture and the issuance of the Offered Notes in the sale to the Initial Purchasers contemplated by this Agreement, the Guarantee and Collateral Agreement will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When executed by each of the Guarantors, the Guarantee and Collateral Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.
(r)            Each of the Wendy’s Parties, as applicable, has all required corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under each Related Document to which it is a party (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)).  Each Guarantor has all required limited liability company power and authority, to execute, deliver and perform its obligations under each Related Document to which it is a party (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)).  At the Closing Date, each of the Related Documents will have been duly and validly authorized, executed and delivered by each of the Wendy’s Parties (to the extent a party thereto) will constitute the valid and legally binding obligation of each of the Wendy’s Parties (to the extent a party thereto) enforceable against each of the Wendy’s Parties (to the extent a party thereto) in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy.  When executed by the Wendy’s Parties (to the extent a party thereto), each such Related Document will conform in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Final Offering

Memorandum.
(s)            Each of the Wendy’s Parties has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by each of the Wendy’s Parties.
(t)            (i) The issue and sale of the Offered Notes and the Guarantees, (ii) the execution, delivery and performance by the Master Issuer, each of the Parent Companies and each of the Guarantors of the Offered Notes, the Guarantees, the Indenture, this Agreement and the other Related Documents (to the extent a party thereto), (iii) the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Wendy’s Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum) to which the Wendy’s Parties or any of their respective subsidiaries is a party or by which the Wendy’s Parties or any of their respective subsidiaries is bound or to which any of the property or assets of the Wendy’s Parties or any of their respective subsidiaries is subject, except for (1) Liens created by the Indenture or the other Related Documents, (2) Permitted Liens and (3) Liens on the proceeds of the Offered Notes that are to be used for the repayment of the Senior Secured Credit Facilities (as defined herein) (as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum), (B) result in any violation of the provisions of the charter, by-laws, certificate of formation or limited liability company agreement (or similar organizational documents) of any of the Wendy’s Parties, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Wendy’s Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clauses (A) and (C)) as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)            No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or regulatory body having jurisdiction over any of the Wendy’s Parties or any of their respective subsidiaries or any of their respective properties or assets is required for the issue and sale of the Offered Notes and the Guarantees, the execution, delivery and performance by the Wendy’s Parties or any of their respective subsidiaries of the Offered Notes, the Guarantees, the Indenture, this Agreement and the other Related Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture, (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Offered Notes by the Initial Purchasers and (C) such consent, approval, authorization, order, filing, registration or qualification, the failure of which to obtain could not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.
(v)            The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. No interactive data in eXtensible Business Reporting Language was or will be included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum.
(w)            The “transaction adjusted” financial information included in the Pricing Disclosure Package and the Final Offering Memorandum has been derived from the financial statements and the books and records of the Wendy’s Parties in the manner described under and subject to the qualifications and limitations set forth under “Non-GAAP Financial Measures”. The assumptions used in preparing the “transaction adjusted,” and “adjusted” financial measures and financial information (collectively, the “Adjusted Financial Information”) included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related adjustments give reasonable effect to those assumptions. The related adjustments also reflect, in all material respects, the proper application of those adjustments to the historical financial statement amounts in the Adjusted Financial Information included in the Pricing Disclosure Package and the Final Offering Memorandum.  The Adjusted Financial Information set forth in the Pricing Disclosure Package and the Final Offering Memorandum has been prepared, in all material respects, on a basis consistent with the relevant historical financial statements and give effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical and proposed transactions contemplated by the Adjusted Financial Information. The non-GAAP financial measures that are included in the Pricing Disclosure Package and the Final Offering Memorandum have been calculated based on amounts derived from the financial statements and books and records of the Wendy’s Parties, and the Wendy’s Parties believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith. No Adjusted Financial Information was incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum.
(x)              Deloitte and Touche LLP, who have certified certain financial statements of The Wendy’s Company, whose report appears in the Pricing Disclosure Package and the Final Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(m) hereof, (x) are independent registered public accountants with respect to The Wendy’s Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (y) was, as of the date of such report, and is, as of the date hereof, an independent public accounting firm with respect to the Wendy’s Parties.
(y)            The Wendy’s Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed by, or under the supervision of, The Wendy’s Company principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Wendy’s Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of The Wendy’s Company and each of its subsidiaries, (ii) transactions are recorded as necessary to permit preparation of The Wendy’s Company’s financial statements in accordance with accounting principles generally accepted in the United States and that receipts and expenditures are being made only in accordance with authorizations of management and directors of The Wendy’s Company and each of its subsidiaries and (iii) the unauthorized acquisition, use or disposition of the assets of The Wendy’s Company and each of its subsidiaries that could have a material effect on the financial statements are prevented or timely detected.  As of December 28, 2014, there were no material weaknesses in The Wendy’s Company internal controls over financial reporting.
(z)            Since December 28, 2014, the date of the most recent balance sheet of The Wendy’s Company and its consolidated subsidiaries audited by Deloitte and Touche LLP and the audit committee of the board of directors of The Wendy’s Company, (i) The Wendy’s Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could reasonably be expected to materially and adversely affect the ability of The Wendy’s Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (B) any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of The Wendy’s Company and each of its subsidiaries or that is otherwise material to The Wendy’s Company and each of its subsidiaries; and (ii) there have been no significant changes in The Wendy’s Company’s internal control over financial reporting that have materially affected or are reasonably likely to materially affect The Wendy’s Company’s internal control over financial reporting.
(aa)            The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Offering Memorandum accurately and fully describes (i) the accounting policies that The Wendy’s Company believes are the most important in the portrayal of The Wendy’s Company financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
(bb)            Except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, since December 28, 2014, none of the Wendy’s Parties nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business,  and/or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Wendy’s Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of any of the Wendy’s Parties or any of their respective subsidiaries, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(cc)            On the Closing Date, after giving effect to the release of any Liens related to the Senior Secured Credit Facilities, each of the Wendy’s Parties and each of their respective subsidiaries will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except for (i) Permitted Liens, (ii) such Liens as are described in the Pricing Disclosure Package and the Final Offering Memorandum, and (iii) such Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as could not reasonably be expected to result in a Material Adverse Effect, all assets held under lease by the Wendy’s Parties are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made of such assets by the relevant entity, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(dd)            As of the Closing Date, the Base Indenture and the Guarantee and Collateral Agreement will be effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral will have been perfected to the extent recognized by applicable law (subject to any exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum) and will be prior to all other Liens (other than Permitted Liens), and will be enforceable as such as against creditors of and purchasers from the Master Issuer and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as described in the Final Offering Memorandum, the Master Issuer and the Guarantor will have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement.
(ee)            As of the Closing Date, the Contribution Transactions shall have been consummated in all material respects in accordance with the terms and conditions set forth in the Pricing Disclosure Package, the Final Offering Memorandum and the Contribution Agreements.
(ff)            Other than the security interest to be granted to the Trustee under the Base Indenture, pursuant to the other Related Documents, as of the Closing Date, none of the Wendy’s Parties nor any of their respective subsidiaries shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that will be released on the Closing Date).
(gg)            As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements; provided, that notice filings with the United States Patent and Trademark Office and the United States Copyright Office, and similar offices in Canada, shall be filed within fifteen Business Days of the Closing Date) to protect and evidence the Trustee’s security interest in the Collateral in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Base Indenture and the Guarantee and Collateral Agreement). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Wendy’s Parties or any of their respective subsidiaries and listing such Person as debtor covering all or any part of the Collateral shall be on file or of record in the United States and Canada except (i) in respect of Permitted Liens, (ii) in respect of any such security interest that will be released on the Closing Date or (iii) such as may have been filed, recorded or made by such Person favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement, and no such Person has authorized any such filing.
(hh)            Each Wendy’s Party and their respective subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Wendy’s Party and each of their respective subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Wendy’s Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)            Each of the Wendy’s Parties and each of their respective subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
(jj)            There are no legal or governmental proceedings pending to which any Wendy’s Party or any of their respective subsidiaries is a party or of which any property or assets of the Wendy’s Parties or any of their respective subsidiaries is the subject that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To each Wendy’s Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(kk)            The statements made in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Offered Notes” and “Description of the Indenture and the Guarantee and Collateral Agreement,” insofar as they constitute a summary of the terms of the Offered Notes and the Indenture, and under captions “Description of the Securitization Entities,” “Description of Wendy’s Business,” “Description of the Franchise Arrangements,” “Description of the Manager and Management Agreement,” “Description of the Servicer and the Servicing Agreement,” “Description of the Back-Up Manager and the Back-Up Management Agreement,” “Description of the Contribution Agreements,” “Description of the IP License Agreements,” “Description of the Real Estate Assets,” “Certain Legal Aspects of the Franchise Arrangements,” “Certain U.S. Federal Income Tax Consequences,” “Certain ERISA and Related Considerations,” and “Transfer Restrictions”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
(ll)            Except as could not reasonably be expected to result in a Material Adverse Effect, (A) each of the Wendy’s Parties and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; (B) all such policies of insurance of the Wendy’s Parties and each of their respective subsidiaries are in full force and effect; (C) the Wendy’s Parties and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; (D) none of the Wendy’s Parties nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (E) there are no claims by the Wendy’s Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  None of the Wendy’s Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(mm)            No labor disturbance by or dispute with the employees of the Wendy’s Parties or any of their respective subsidiaries exists or, to the knowledge of any Wendy’s Party, is imminent, in each case that could reasonably be expected to have a Material Adverse Effect.
(nn)            None of the Wendy’s Parties (i) is in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, security agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(oo)            Except as described in the Pricing Disclosure Package and the Final Offering Memorandum or as could not reasonably be expected to have a Material Adverse Effect, (i) there are no proceedings that are pending, or to the knowledge of the Wendy’s Parties, threatened, against any of the Wendy’s Parties or any of their respective subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (ii) the Wendy’s Parties and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Wendy’s Parties and their  subsidiaries, and (iii) none of the Wendy’s Parties and their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws.
(pp)            Each of the Wendy’s Parties and each of their respective subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or caused to be paid all taxes due pursuant to said returns, except (i) for such taxes as are being contested in good faith and by appropriate proceedings and (ii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No tax deficiency has been determined adversely to the Wendy’s Parties or any of their respective subsidiaries, nor does any Wendy’s Party have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Wendy’s Parties or any of their respective subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(qq)            Except where a failure to comply with any of the following would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Wendy’s Parties or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; provided that this clause (i) shall not apply to any Plan that is a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) none of the Wendy’s Parties nor any member of their Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(rr)            Other than any restrictions under applicable law, no Guarantor is currently prohibited, directly or indirectly, from paying any dividends to its parent or to the Master Issuer, from making any other distribution on such Guarantor’s capital stock, limited liability company or other ownership interests, as applicable, from repaying to its parent or the Master Issuer any loans or advances to such Guarantor from its parent or the Master Issuer or from transferring any of such Guarantor’s property or assets to its parent or the Master Issuer, or any other subsidiary of its parent or the Master Issuer.
(ss)            None of the Wendy’s Parties nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Offered Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder. The Master Issuer does not constitute a “covered fund” for purposes of the Volcker Rule promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(tt)                The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Wendy’s Parties believe to be reliable in all material respects.
(uu)              Immediately after the consummation of the transactions contemplated by this Agreement, each of the Wendy’s Parties will be Solvent.  As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Related Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not otherwise insolvent under the standards set forth in any U.S. or non-U.S. federal, state or local statute, law or ordinance, or any judgment, decree, rule, regulation, order or injunction. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
(vv)              None of the Wendy’s Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Notes.
(ww)            None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(xx)               None of the Wendy’s Parties nor any of their respective affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Master Issuer or any Guarantor in connection with the offering of the Offered Notes.
(yy)            The Wendy’s Parties and their respective affiliates have not taken any action or omitted to take any action (such as issuing any press release relating to any Offered Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the U.K. Financial

Services Authority under the U.K. Financial Services and Markets Act 2000 (the “FSMA”).
(zz)                None of the Wendy’s Parties nor any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.
(aaa)            None of the Wendy’s Parties nor any of their respective subsidiaries, nor to the knowledge of the relevant entity, any director, officer, manager, member, agent, employee or affiliate, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the Wendy’s Parties and their respective subsidiaries and, to the knowledge of such relevant entity, the relevant entity’s affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(bbb)           The operations of the Wendy’s Parties and each of their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Wendy’s Parties and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Wendy’s Party or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such relevant entity, threatened.
(ccc)            None of the Wendy’s Parties nor any of their respective subsidiaries nor, to the knowledge of such relevant entity, any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is currently the subject or, to the knowledge of such relevant entity, target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is such relevant entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Wendy’s Parties and their respective subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject of any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.
(ddd)           There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Master Issuer and the Guarantors of the Offered Notes.
(eee)            None of the Wendy’s Parties nor, to the knowledge of the Wendy’s Parties, any of their respective affiliates or representatives, have participated in a plan or scheme to evade the registration requirements of the 1933 Act through the sale of the Offered Notes pursuant to Regulation S.
(fff)               None of the Wendy’s Parties has knowledge that any other party to any material contract being assigned on the Closing Date has any intention not to perform its obligations thereunder in all material respects, except as could not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect.
(ggg)            [RESERVED].
(hhh)           The Manager has provided (i) a 17g-5 Representation to the Rating Agency (as defined below); (ii) an executed copy of the 17g-5 Representation delivered to the Rating Agency (as defined below) has been delivered to the Representative; and (iii) each of the Wendy’s Parties has complied in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation provided to the Rating Agency, which satisfies the requirements of Rule 17g-5(a)(3)(iii) of under the 1934 Act.
(iii)                After giving effect to the Contribution Agreements, all of the issued and outstanding limited liability company interests of Oldemark, LLC will be owned by the Manager, and all such limited liability company interests will be duly authorized and validly issued, fully paid and non-assessable and owned of record by the Manager, free and clear of all Liens.
(jjj)                After giving effect to the Contribution Agreements, all of the issued and outstanding limited liability company interests of the Holding Company Guarantor will be owned by Oldemark, LLC, and all such limited liability company interests will be duly authorized and validly issued, fully paid and non-assessable and owned of record by Oldemark, LLC, free and clear of all Liens.
(kkk)            After giving effect to the Contribution Agreements, all of the issued and outstanding limited liability company interests of the Master Issuer will be owned by the Holding Company Guarantor, and all such limited liability company interests will be duly authorized and validly issued, fully paid and non-assessable and owned of record by the Holding Company

Guarantor, free and clear of all Liens.
(lll)                After giving effect to the Contribution Agreements, all of the issued and outstanding limited liability company interests of the Franchise Holder and Wendy’s Properties will be owned by the Master Issuer, and all such limited liability company interests will be duly authorized and validly issued, fully paid and non-assessable and owned of record by the Master Issuer, free and clear of all Liens.
Any certificate signed by any officer of any Wendy’s Party and delivered to the Representative or counsel for the Representative or any Wendy’s Party in connection with the offering of the Offered Notes shall be deemed a representation and warranty by such Wendy’s Party, as to matters covered thereby, to the Initial Purchasers, and not a representation or warranty by the individual (other than in his or her official capacity).
3.             Purchase of the Offered Notes by the Initial Purchasers; Agreements to Sell, Purchase and Resell.(a)
(a)            On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Master Issuer agrees to sell to each Initial Purchaser and each Initial Purchaser, severally and not jointly, agrees to purchase from the Master Issuer, at a purchase price as agreed among the Master Issuer and the Representative and the Initial Purchasers, the principal amount of Offered Notes set forth opposite their respective names on Schedule I hereto.
(b)            Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Wendy’s Parties that it will offer the Offered Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Wendy’s Parties, on the basis of the representations, warranties and agreements of the Master Issuer, the Parent Companies and the Guarantors, that such Initial Purchaser: (i) is a sophisticated investor with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Notes; (ii) is purchasing the Offered Notes pursuant to a private sale exempt from registration under the 1933 Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Offered Notes only from, and will offer to sell the Offered Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Offered Notes. The Initial Purchasers have advised the Master Issuer that they will offer the Offered Notes to Eligible Purchasers at an initial price as set forth in Schedule II hereof, plus accrued interest, if any, from the date of issuance of the Offered Notes.  Such price may be changed by the Initial Purchasers at any time without notice.
(c)            Each Initial Purchaser, severally and not jointly, represents and warrants to the Wendy’s Parties that:
(i)            It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Master Issuer; and
(ii)            In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) an offer of Offered Notes to the public has not been made and will not be made in that relevant member state other than:
(A)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
(B)	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Issuer; or
(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Offered Notes shall require the Master Issuer or the Initial Purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this Section 3(c), the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 Amending Directive” means Directive 2010/73/EU.
(d)            The Initial Purchasers have not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Offered Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Offered Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the documents listed on Schedule III hereto, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2)

under the 1933 Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or the documents listed on Schedule III hereto or (iii) any written communication prepared by such Initial Purchaser and approved by the Master Issuer in writing.
(e)            Each Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Offered Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Master Issuer and their counsel deem necessary).
Each of the Initial Purchasers understands that the Master Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d) and 7(j) hereof, counsel to the Master Issuer and counsel to the Initial Purchasers, will assume the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.
4.            Delivery of the Offered Notes and Payment Therefor.  Delivery to the Initial Purchasers of and payment for the Offered Notes shall be made at the office of Paul, Weiss, Rifkind, Wharton & Garrison LLP, at 10:00 A.M., New York City time, on June 1, 2015 (the “Closing Date”).  The place of closing for the Offered Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Master Issuer.
The Offered Notes will be delivered to the Representative, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Representative of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Offered Notes to the account of the Representative at DTC.  The Offered Notes will be evidenced by one or more global securities with respect to each series in definitive form and will be registered in the name of Cede & Co. as nominee of DTC.  The Offered Notes to be delivered to the Representative shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the Business Day next preceding the Closing Date.
5.                   Agreements of the Wendy’s Parties.  The Wendy’s Parties, jointly and severally, agree with each of the Initial Purchasers as follows:
(a)            The Wendy’s Parties will furnish to the Initial Purchasers, without charge, within one Business Day of the date of the Final Offering Memorandum, such number of copies of the Final Offering Memorandum as may then be amended or supplemented as the Initial Purchasers may reasonably request, provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.
(b)            The Wendy’s Parties shall provide to the Initial Purchasers, without charge, during the period from the date of this Agreement until the earlier of (i) 180 days from the date of this Agreement and (ii) such date as of which all of the Offered Notes shall have been sold by the Initial Purchasers (such period, the “Offering Period”), as many copies of the Final Offering Memorandum and any supplements and amendments thereto, as the Initial Purchasers may reasonably request, provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.
(c)            The Wendy’s Parties will prepare the Final Offering Memorandum in a form approved by the Representative and will not make any amendment or supplement to the Pricing Disclosure Package or to the Final Offering Memorandum of which the Representative shall not previously have been advised or to which they shall reasonably object in a timely manner after being so advised.
(d)            The Wendy’s Parties will (i) advise the Representative promptly of (x) any Commission order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or (y) any suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.
(e)            Each of the Wendy’s Parties consents to the use of the Pricing Disclosure Package and the Final Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Notes are offered by the Initial Purchasers and by all dealers to whom Offered Notes may be sold, in connection with the offering and sale of the Offered Notes; provided that in connection therewith, none of the Wendy’s Parties shall be required to (i) qualify as a foreign corporation or limited liability company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(f)            If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of any Wendy’s Party or in the reasonable opinion of counsel for the Representative, should be set forth in the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Final Offering Memorandum in order to comply with any law, the Wendy’s Parties will promptly prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof.
(g)            Promptly from time to time, the Wendy’s Parties shall take such action as the Representative may reasonably request to qualify the Offered Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Notes and to arrange for the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Representative may reasonably request; provided that in connection therewith, none of the Wendy’s Parties shall be required to (i) qualify as a foreign corporation or limited liability company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(h)            For a period commencing on the date hereof and ending on the 90th day after the date of the Final Offering Memorandum, the Securitization Entities agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any Securitization Entity substantially similar to the Offered Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent the Representative; provided, that this Section 5(h) shall not apply to any loans made from time to time pursuant to the Class A-1 Note Purchase Agreement, to be dated on or around June 1, 2015, by and among the Securitization Entities, the Manager, certain Conduit Investors, certain Financial Institutions, certain Funding Agents, Coöperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland,” New York Branch, as L/C Provider and Swingline Lender and Administrative Agent.
(i)            So long as any of the Offered Notes are outstanding, the Wendy’s Parties will furnish at their expense to the Representative, and, upon request, to holders of the Offered Notes that agree to certain confidentiality obligations and prospective purchasers of the Offered Notes, the information required by Rule 144A(d)(4) under the 1933 Act (if any).
(j)             The Master Issuer will apply the net proceeds from the sale of the Offered Notes to be sold by the Master Issuer hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”
(k)            The Wendy’s Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause the stabilization or manipulation of the price of any security of Wendy’s Parties in connection with the offering of the Offered Notes.
(l)            Each Wendy’s Party will not, and will not permit any of its respective affiliates (as defined in Rule 144) to, resell any of the Offered Notes that have been acquired by any of them, except for Offered Notes purchased by any of the Wendy’s Parties or any of their respective affiliates and resold in a transaction registered under the 1933 Act or in accordance with Rule 144 or other applicable exemption under the 1933 Act.
(m)            The Wendy’s Parties will use their best efforts to permit the Offered Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.
(n)            [RESERVED].
(o)            [RESERVED].
(p)            The Wendy’s Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Offered Notes in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Offered Notes. The Wendy’s Parties will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the 1933 Act), of any Offered Notes is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the 1933 Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act.
(q)            The Master Issuer and the Guarantors agree to comply with all agreements set forth in the representation letters of the Master Issuer and the Guarantors to DTC relating to the approval of the Offered Notes by DTC for “book entry” transfer.
(r)            The Wendy’s Parties will do and perform all things required to be done and performed under this Agreement by them prior to the Closing Date in order to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Offered Notes.
(s)            During the Offering Period, the Wendy’s Parties will not solicit any offer to buy from or offer to sell to any person any Offered Notes except through the Representative. To the extent that the Offering Period continues beyond the Closing Date, the Representative will provide the Master Issuer and the Manager written notice of the conclusion of the Offering Period.
(t)            The Wendy’s Parties (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Offered

Notes, the Guarantees and the other Related Documents and (ii) after the Closing Date, shall complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Related Documents.
(u)            The Wendy’s Parties, any of their respective affiliates or representatives (other than the Initial Purchasers, their affiliates and representatives, as to whom the Wendy’s Parties make no covenant) will not engage in any form of general solicitation or general advertising within the meaning of Regulation D of the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offer and sale of the Offered Notes.
(v)            The Wendy’s Parties will take such steps as shall be necessary to ensure that no such Wendy’s Party becomes required to register as an “investment company” within the meaning of such term under the 1940 Act.
(w)            No Wendy’s Party will take any action which would result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA. Each Wendy’s Party hereby authorizes the Initial Purchasers to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.
(x)            To the extent that the ratings to be provided with respect to the Offered Notes as set forth in the Pricing Disclosure Package by Standard & Poor’s Rating Group, a Division of The McGraw-Hill Companies, Inc. (the “Rating Agency”) are conditional upon the furnishing of documents or the taking of any other actions by Wendy’s Parties or any of their respective affiliates, the Wendy’s Parties and any of their respective affiliates agree to furnish such documents and take any such other action that is reasonably requested by the Rating Agency.
(y)            The Manager shall comply, and shall cause the Master Issuer to comply, in all material respects with Rule 17g-5 under the 1934 Act and the 17g-5 Representation.
(z)            The Wendy’s Parties shall take all necessary and appropriate action to terminate and discharge all of the obligations of the Manager and its affiliates, as of the Closing Date, under the Amended and Restated Credit Agreement, dated as of May 16, 2013, among the Manager (formerly known as Wendy’s International, Inc.), as borrower, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, the co-documentation agents party thereto and the other lenders and issuers party from time to time thereto (as amended, the “Senior Secured Credit Facilities”), in accordance with its respective terms thereunder, and to cause the release of all assets of the

Manager, any affiliate of the Manager and any other person subject to any lien related to the Senior Secured Credit Facilities from such lien (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement).
6.            Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Wendy’s Parties, jointly and severally, agree, to pay all reasonable expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Final Offering Memorandum, if requested, for distribution in Canada, including in the form of a Canadian “wrapper” (including related reasonable fees and expenses of Canadian counsel to the Initial Purchasers)) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Wendy’s Parties’ accountants, experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Offered Notes, the Guarantees and the other Related Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Master Issuer of the Offered Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Offered Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Representative may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Offered Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Representative pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of outside legal counsel to the Representative, the fees of outside accountants, the costs of any diligence service, and the fees of any other third party service provider or advisor retained by the Representative with the prior approval of the Master Issuer (not to be unreasonably withheld); (i) the custody of the Offered Notes and the approval of the Offered Notes by DTC for “book-entry” transfer (including reasonable fees and expenses of counsel for the Initial Purchaser); (j) the rating of the Offered Notes; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Offered Notes or the other Related Documents; (l) the performance Wendy’s Parties of their other obligations under this Agreement and under the other Related Documents which are not otherwise specifically provided for in this Section 6; (m) all travel expenses (including expenses related to chartered aircraft) of the Representative and Wendy’s Parties’ officers and employees and any other expenses of each of the Representative, the Wendy’s Parties in connection with attending or hosting meetings with prospective purchasers of the Offered Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5 under the 1934 Act; and (o) all sales, use and other taxes (other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Offered Notes or the other Related Documents; provided that the aggregate amount of reasonable legal fees and expenses of the Initial Purchasers’ legal counsel reimbursable by the Master Issuer will not exceed the amount set forth in the engagement letter between The Wendy’s Company and Guggenheim Securities, LLC.

7.                 Conditions to Initial Purchasers’ Obligations.  The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Wendy’s Parties contained herein, to the performance by the Wendy’s Parties and each of their respective obligations hereunder, and to each of the following additional terms and conditions:
(a)            The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.
(b)            The Representative shall not have discovered and disclosed to the Wendy’s Parties on or prior to the Closing Date that the Pricing Disclosure Package or the Final Offering Memorandum, any document listed on Schedule III hereto or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of the Representative, is material or omits to state a fact which, in the opinion of the Representative, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.
(c)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Notes, the Indenture, the other Related Documents, the Pricing Disclosure Package and the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Representative, and the Wendy’s Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)            Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have furnished to the Representative its written opinion and negative assurance letter with respect to the Pricing Disclosure Package and the Final Offering Memorandum, as counsel to the Wendy’s Parties addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.
(e)            Kaufmann Gildin & Robbins LLP shall have furnished to the Representative its written opinion, as franchise counsel to the Wendy’s Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.
(f)            Dentons US LLP shall have furnished to the Representative its written opinion, as counsel to the Trustee, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel.
(g)            The Representative shall have received an opinion and negative assurance letter of Andrascik & Tita LLC, counsel to the Servicer, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.
(h)            The Representative shall have received an opinion of in-house counsel to the Back-Up Manager, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.
(i)             The Representative shall have received an opinion from Richards, Layton & Finger, PA, Delaware counsel, Vorys, Sater, Seymour and Pease LLP, Ohio counsel, Hunton & Williams LLP, Florida counsel, Holland & Hart LLP, Colorado counsel and Cassels Brock & Blackwell LLP, Canadian counsel to the Wendy’s Parties, dated as of the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and its counsel.
(j)            The Representative shall have received from White & Case LLP, counsel for the Initial Purchasers, such opinions and negative assurance letter, dated as of the Closing Date, with respect to the issuance and sale of the Offered Notes, the Pricing Disclosure Package, the Final Offering Memorandum and other related matters as the Representative may reasonably require, and Wendy’s Parties shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.
(k)            In addition to the other opinions and letters provided for in this Section 7, the Representative shall have been provided with any other opinions that have been addressed to the Rating Agency in connection with the transactions contemplated herein, and such opinions will be addressed to the Initial Purchasers.
(l)            At the time of execution of this Agreement, the Representative shall have received from Deloitte and Touche LLP, a “comfort letter”, in form and substance reasonably satisfactory to the Representative, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants with respect to The Wendy’s Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(m)            With respect to the letter of Deloitte and Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), Deloitte and Touche LLP shall have furnished to the Representative a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to The Wendy’s Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(n)            At the time of execution of this Agreement, the Representative shall have received from FTI Consulting, Inc. a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package and the Final Offering Memorandum (including the Investor Model Runs (as defined in Schedule III hereto)).
(o)            With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement, FTI Consulting, Inc. shall have furnished to the Representative a “bring-down letter”, addressed to the Initial Purchasers and dated the Closing Date stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three (3) days prior to the Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.
(p)            (i) None of the Wendy’s Parties shall have sustained, since December 28, 2014, any material loss or interference with its business or properties from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the  Wendy’s Parties or any change, or any development involving a change, in the business, general affairs, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Wendy’s Parties and their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

(q)            Each of Wendy’s Parties shall have furnished or caused to be furnished to the Representative dated as of the Closing Date a certificate of Gavin Waugh, Vice President and Treasurer of each of the Wendy’s Parties, or other officers reasonably satisfactory to the Representative, as to such matters as the Representative may reasonably request, including, without limitation, certifications substantially in the form set forth on Schedule IV (subject to such modifications as reasonably agreed to by the Representative).
(r)            Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) downgrading of the rating accorded The Wendy’s Company or the Manager’s debt securities by S&P below “CCC+” or (ii) S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of The Wendy’s Company or the Manager on any date on which the S&P rating of such debt securities is “CCC+” or lower.  The Representative shall have received a letter from the Rating Agency stating that the Offered Notes have received a rating of not less than “BBB”.
(s)            The Offered Notes shall be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.
(t)            The Wendy’s Parties and the Trustee, to the extent a party thereto, shall have executed and delivered the Indenture, the Guarantee and Collateral Agreement, the Offered Notes and the other Related Documents. Each of the Indenture, the Guarantee and Collateral Agreement, the Offered Notes and the other Related Documents shall have been consummated in accordance with the terms set forth in the Pricing Disclosure Package, the Preliminary Offering Memorandum, the Final Offering Memorandum and the Contribution Agreements. At the Closing Date, the Contribution Transactions shall have been consummated in accordance with the terms and conditions set forth in the Pricing Disclosure Package, the Final Offering Memorandum and the Contribution Agreements.
(u)            The Representative shall have received true and executed copies of each of the documents specified in clauses (r), (u), (y), (dd) and (ee).
(v)            Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the securities of any Wendy’s Party or securities in general; or (ii) trading on the NYSE, or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE, or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum.
(w)            There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture or a material breach under any of the other Related Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Closing Date, each of the Related Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum and shall not have been modified.
(x)            Each Parent Company, each Guarantor and the Master Issuer shall have furnished to the Initial Purchasers a certificate, in form and substance reasonably satisfactory to the Representative, dated as of the Closing Date, of the Chief Financial Officer (or, if such entity has no Chief Financial Officer, of another Authorized Officer) of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement.
(y)            None of (i) the issuance and sale of the Offered Notes pursuant to this Agreement, (ii) the transactions contemplated by the Related Documents or (iii) the use of the Pricing Disclosure Package or the Final Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of Wendy’s Parties) overtly threatened against the Wendy’s Parties or the Initial Purchasers that would reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package.
(z)            The Representative shall have received evidence reasonably satisfactory to the Representative and its counsel, that on or before the Closing Date, all existing liens encumbrances, equities or claims (other than Permitted Liens) on the Collateral shall have been released and all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Closing Date pursuant to the Related Documents have been or are being filed.
(aa)            The Representative shall have received evidence reasonably satisfactory to the Representative and its counsel that all conditions precedent to the issuance of the Offered Notes that are contained in the Indenture have been satisfied.
(bb)            The representations and warranties of each of Wendy’s Parties (to the extent a party thereto) contained in the Related Documents to which each of the Wendy’s Parties is a party will be true and correct as of the Closing Date.

(cc)            The Senior Secured Credit Facilities shall have been duly terminated and all the obligations of The Wendy’s Company, the Manager and their affiliates thereunder shall have been discharged thereunder in accordance with its terms and all assets of The Wendy’s Company, the Manager, any affiliate of The Wendy’s Company, the Manager and/or any other person subject to any lien related to the Senior Secured Credit Facilities (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement) shall have been released from such lien.  The Manager shall have delivered to the Initial Purchasers a certificate to that effect, along with an instrument acceptable to the Representative evidencing the release of the lien granted to the creditors thereunder.
(dd)            On or prior to the Closing Date, the Parent Companies, the Manager, the Guarantors and the Master Issuer shall have furnished to the Initial Purchasers such further certificates and documents as the Representative may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Representative.
8.                   Indemnification and Contribution.
(a)            Each of the Wendy’s Parties shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto (B) in any Blue Sky application or other document prepared or executed by any of the Wendy’s Parties (or based upon any written information furnished by any of the Wendy’s Parties) specifically for the purpose of qualifying any or all of the Offered Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of any of the Wendy’s Parties in connection with the marketing of the offering of the Offered Notes, including any road show or investor presentations made to investors by any of the Wendy’s Parties (whether in person or electronically) and the documents and information listed on Schedule III hereto (all of the foregoing materials described in this clause (C), the “Marketing Materials”), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Offered Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Offered Notes are offered; provided, however, that the Wendy’s Parties will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises directly and primarily out of or is based directly and primarily upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any of the Wendy’s Parties by or on behalf of any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be).  The parties agree that such information provided by or on behalf of any Initial Purchaser through the Representative consists solely of the Initial Purchaser Information.
Each of the Wendy’s Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the 1934 Act by or on behalf of any Wendy’s Party in connection with the marketing of the offering of the Offered Notes.
Except as otherwise provided in Section 8(c), each of the Wendy’s Parties agrees that it shall, jointly and severally, reimburse each Indemnified Party promptly upon demand for any documented legal or other expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages or expenses for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.
The foregoing indemnity agreement will be in addition to any liability which the Wendy’s Parties may otherwise have, including but not limited to other liability under this Agreement.
(b)            Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each Wendy’s Party, each of the officers, directors and employees of each Wendy’s Party, and each other person, if any, who controls such Wendy’s Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Wendy’s Indemnified Party”), against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable and documented expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Wendy’s Parties by or on behalf of any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be, which information is limited to the Initial Purchaser Information, provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Offered Notes to be purchased by such Initial Purchaser under this Agreement).
The foregoing indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have, including but not limited to other liability under this Agreement.
(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (iv) such fees and expenses shall be borne by the indemnifying parties (and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties); provided, however, that in no event will the indemnifying parties be liable for the fees and expenses of more than one counsel for the indemnified parties (together with any local counsel in any applicable jurisdiction).  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.
(d)            In order to provide for contribution in circumstances in which the indemnification provided for in Section 8(a) through (c) is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Wendy’s Parties and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any reasonable and documented investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Wendy’s Parties, any contribution received by the Wendy’s Parties from persons, other than the Initial Purchasers, who may also be liable for contribution, including their directors, officers, employees and persons who control the Wendy’s Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as incurred to which the Wendy’s Parties and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Wendy’s Parties and the Initial Purchasers from the offering and sale of the Offered Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Wendy’s Parties and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Wendy’s Parties and the Initial Purchasers shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Offered Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the Wendy’s Parties or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchasers under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Offered Notes purchased under this Agreement, as set forth on the cover of the Final Offering Memorandum.  The relative fault of each of the Wendy’s Parties (on the one hand) and of the Initial Purchasers (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Wendy’s Parties or their affiliates or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Wendy’s Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8(d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Offered Notes resold by it to Eligible Purchasers under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), (A) each of the Initial Purchaser Indemnified Parties other than the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and (B) each director, officer or employee of the Wendy’s Parties and each person, if any, who controls the Wendy’s Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Wendy’s Parties, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise.  The obligations of the Initial Purchasers to contribute pursuant to this Section 8(d) are several in proportion to the respective aggregate principal amount of Offered Notes purchased by each of the Initial Purchasers under this Agreement and not joint.  The obligations of the Wendy’s Parties to contribute pursuant to this Section 8(d) shall be joint and several.

(e)            The Initial Purchasers severally confirm and the Wendy’s Parties acknowledge and agree that (i) the statements with respect to the offering of the Offered Notes by the Initial Purchasers set forth in the fourth to last paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum and (ii) the names of the Initial Purchasers set forth on the front and back cover page of the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the Wendy’s Parties by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application (the “Initial Purchaser Information”).
9.                   Defaulting Initial Purchasers.
(a)            If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Offered Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Offered Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Master Issuer on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Offered Notes, then the Master Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Offered Notes on such terms.  In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Master Issuer that they have so arranged for the purchase of such Offered Notes, or the Master Issuer notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Offered Notes, either the non-defaulting Initial Purchasers or the Master Issuer may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Master Issuer or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Final Offering Memorandum or in any other document or arrangement, and the Master Issuer agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party hereto that, pursuant to this Section 9, purchases Offered Notes that a defaulting Initial Purchaser agreed but failed to purchase.
(b)            If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Offered Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Offered Notes, then the Master Issuer shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Offered Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Offered Notes that such Initial Purchaser agreed to purchase hereunder) of the Offered Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting

Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Offered Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.
(c)            If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Master Issuer as provided in paragraph (a) above, the aggregate principal amount of such Offered Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Notes, or if the Master Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Master Issuer, the Parent Companies, the Manager or the Guarantors, except that the Master Issuer, the Parent Companies, the Manager and the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 12 except with respect to the defaulting Initial Purchaser and except that the provisions of Section 8 shall not terminate and shall remain in effect.
(d)            Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Wendy’s Parties or any non-defaulting Initial Purchaser for damages caused by its default.
10.                Termination.  The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, if, at or after the Applicable Time: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Master Issuer’s securities or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of  the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum; or (v) any of the events described in Sections 7(q) or 7(s) shall have occurred or the Initial Purchasers shall decline to purchase the Offered Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 10 shall be in writing.
11.               Non-Assignability.  None of the Wendy’s Parties may assign its rights and obligations under this Agreement. The Initial Purchasers may not assign their respective rights and obligations under this Agreement, except that each Initial Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Offered Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Master Issuer and subject to the consent of the Master Issuer (such consent not to be unreasonably withheld), which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser.
12.               Reimbursement of Initial Purchasers’ Expenses.  If (a) the Master Issuer for any reason fails to tender the Offered Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Offered Notes for any reason permitted under this Agreement, the Master Issuer, the Parent Companies, the Manager and the Guarantors shall jointly and severally reimburse the Initial Purchasers for all reasonable and reasonably documented out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Offered Notes, and upon demand Wendy’s Parties shall pay the full amount thereof to the Initial Purchasers.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Wendy’s Parties shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.
13.            Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)            if to the Initial Purchasers, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Structured Products Capital Markets, with a copy to the General Counsel and with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: David Thatch and Gary Kashar;
(b)            if to any of the Wendy’s Parties, shall be delivered or sent by mail, overnight courier or facsimile transmission to The Wendy’s Company, One Dave Thomas Blvd., Dublin, Ohio 43017, Attention: General Counsel and with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention:  Jordan E. Yarett;
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
14.                Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Wendy’s Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of Wendy’s Parties contained in this Agreement shall also be deemed to be for the benefit of the Initial Purchaser Indemnified Party and, in the case of Section 8(b) only, the Wendy’s Indemnified Party.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
15.                Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of any of the Wendy’s Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.
16.               Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the 1933 Act.
17.                Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18.                Submission to Jurisdiction and Venue.  Each of the parties hereto hereby irrevocably and unconditionally:
(a)                submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
(b)                consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 13 or at such other address of which such party shall have been notified pursuant thereto; and
(d)                agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 18 any special, exemplary, punitive or consequential damages.
Each of Wendy’s Parties and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New

York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.
19.               Waiver of Jury Trial.  The Master Issuer, the Parent Companies, the Manager, the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.               No Fiduciary Duty.  The Wendy’s Parties acknowledge and agree that (a) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Wendy’s Parties, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering, sale and the delivery of the Offered Notes and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of any Wendy’s Party, any of its respective subsidiaries or its respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Wendy’s Party with respect to the offering, sale and delivery of the Offered Notes or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Wendy’s Parties or any of their respective subsidiaries on other matters) and no Initial Purchaser has any obligation to the Wendy’s Parties with respect to the offering of the Offered Notes except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates and representatives may be engaged in a broad range of transactions that involve interests that differ from those of the Wendy’s Parties, (e) any duties and obligations that the Initial Purchasers may have to the Wendy’s Parties shall be limited to those duties and obligations specifically stated herein, and (f) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Notes and the Wendy’s Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.  The Wendy’s Parties hereby waive any claims that they each may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Offered Notes.
21.               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
22.                Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
23.                Severability.  In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

If the foregoing correctly sets forth the agreement among the Master Issuer, the Parent Companies, the Manager, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

THE WENDY’S COMPANY

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

WENDY’S RESTAURANTS, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

WENDY’S INTERNATIONAL, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

OLDEMARK, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

WENDY’S SPV GUARANTOR, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

Signature Page to Class A-2 Note Purchase Agreement

WENDY’S FUNDING, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

QUALITY IS OUR RECIPE, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

WENDY’S PROPERTIES, LLC

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

Accepted:
GUGGENHEIM SECURITIES, LLC,
acting on behalf of itself and as the
Representative of the Initial Purchasers

By:	/s/ Cory Wishengrad
	Name:	Cory Wishengrad
	Title:	Senior Managing Director

Signature Page to Class A-2 Note Purchase Agreement

SCHEDULE I
Principal
Amount of
Series 2015-1 Class A-2-I Notes
to be
Initial Purchasers	Purchased
Guggenheim Securities, LLC	$656,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	87,500,000
Wells Fargo Securities, LLC	87,500,000
Rabo Securities USA, Inc.	43,750,000
Total	$875,000,000

Principal
Amount of
Series 2015-1 Class A-2-II Notes
to be
Initial Purchasers	Purchased
Guggenheim Securities, LLC	$675,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	90,000,000
Wells Fargo Securities, LLC	90,000,000
Rabo Securities USA, Inc.	45,000,000
Total	$900,000,000

Principal
Amount of
Series 2015-1 Class A-2-III Notes
to be
Initial Purchasers	Purchased
Guggenheim Securities, LLC	$375,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,000,000
Wells Fargo Securities, LLC	50,000,000
Rabo Securities USA, Inc.	25,000,000
Total	$500,000,000

SCHEDULE II

PRICING TERM SHEET

WENDY’S FUNDING, LLC
Master Issuer

Pricing Supplement dated May 19, 2015 to the Preliminary Offering Memorandum dated May 6, 2015

$875,000,000 Series 2015-1 3.371% Fixed Rate Senior Secured Notes, Class A-2-I
$900,000,000 Series 2015-1 4.080% Fixed Rate Senior Secured Notes, Class A-2-II
$500,000,000 Series 2015-1 4.497% Fixed Rate Senior Secured Notes, Class A-2-III

Gross Proceeds to the Master Issuer:
Class A-2-I	$875,000,000
Class A-2-II	$900,000,000
Class A-2-III	$500,000,000

Price to Investors:
Class A-2-I	100.00%
Class A-2-II	100.00%
Class A-2-III	100.00%

Interest/Coupon Rate:
Class A-2-I	3.371% per annum
Class A-2-II	4.080% per annum
Class A-2-III	4.497% per annum

Ratings (S&P):	“BBB”

Trade Date:	May 19, 2015

Closing Date:	June 1, 2015

Cut-Off Date:	June 1, 2015

Initial Purchasers	Guggenheim Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Rabo Securities USA, Inc.

Anticipated Repayment Date:
Class A-2-I	Quarterly Payment Date occurring in September 2019
Class A-2-II	Quarterly Payment Date occurring in June 2022
Class A-2-III	Quarterly Payment Date occurring in June 2025

Series 2015-1 Legal Final Maturity Date:	Quarterly Payment Date occurring in June 2045

First Quarterly Payment Date:	September 15, 2015

First Quarterly Collection Period:	The first Quarterly Collection Period will be from the Cut-Off Date to and including June 28, 2015.

Series 2015-1 Quarterly Post-ARD Contingent Interest:
A per annum rate equal to the rate determined by the Servicer to be the greater of (i) 5.00% per annum and (ii) a per annum rate equal to the amount, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2015-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years, plus (y) 5.00%, plus (z) (1) with respect to the Series 2015-1 Class A-2-I Notes, 1.850%, (2) with respect to the Series 2015-1 Class A-2-II Notes, 2.100% and (3) with respect to the Series 2015-1 Class A-2-III Notes, 2.250%, exceeds (b) the Series 2015-1 Class A-2 Note Rate with respect to such Tranche.

Rule 144A CUSIP/ISIN Numbers:

Class A-2-I	95058X AA6 / US95058XAA63
Class A-2-II	95058X AB4 / US95058XAB47
Class A-2-III	95058X AC2 / US95058XAC20

Reg S CUSIP/ISIN Numbers
Class A-2-I	U95247 AA7 / USU95247AA79
Class A-2-II	U95247 AB5 / USU95247AB52
Class A-2-III	U95247 AC3 / USU95247AC36

Distribution:	Rule 144A and Reg S Compliant

This Pricing Supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated May 6, 2015, of Wendy’s Funding, LLC (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.
THE NOTES ARE SOLELY THE JOINT AND SEVERAL OBLIGATIONS OF THE MASTER ISSUER (GUARANTEED BY THE GUARANTORS). THE NOTES DO NOT REPRESENT OBLIGATIONS OF THE MANAGER OR ANY OF ITS AFFILIATES (OTHER THAN THE MASTER ISSUER AND THE GUARANTORS), OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, REPRESENTATIVES OR AGENTS. THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE MASTER ISSUER (GUARANTEED BY THE GUARANTORS) AND ARE PAYABLE SOLELY FROM THE COLLATERAL, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL.
THE ISSUANCE AND SALE OF THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND NO SERIES 2015-1 CLASS A-2 NOTEHOLDER WILL HAVE THE RIGHT TO REQUIRE SUCH REGISTRATION. THE NOTES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) UNLESS THE NOTES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. THE NOTES ARE BEING SOLD ONLY TO (I) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE “QUALIFIED INSTITUTIONAL BUYERS” UNDER RULE 144A UNDER THE 1933 ACT, (II) PERSONS

WHO ARE NOT COMPETITORS AND WHO ARE NOT “U.S. PERSONS” IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE 1933 ACT OR (III) THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER. BECAUSE THE NOTES ARE NOT REGISTERED, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE DESCRIBED UNDER “TRANSFER RESTRICTIONS” IN THE PRELIMINARY OFFERING MEMORANDUM.

SCHEDULE III

A.	Additional Materials provided to Investors in connection with the Preliminary Offering Memorandum:

1.	Model runs and the inputs and outputs thereto and thereof provided to prospective investors with respect to the Preliminary Offering Memorandum (the final runs, the “Investor Model Runs”), which Investor Model Runs have been subject to the procedures set forth in the Initial AUP Letter, based on the Excel files titled:
2.	Responses to questions from prospective investors.

B.	Preliminary Investor Presentation
C.	Investor Presentation

SCHEDULE IV

THE WENDY’S COMPANY
OFFICER CERTIFICATE
I, Gavin Waugh, in my capacity as Vice President and Treasurer of The Wendy’s Company and each of the other Wendy’s Parties, pursuant to Section 7(q) of that certain Purchase Agreement, dated as of May 19, 2015 (the “Purchase Agreement”), by and among the Wendy’s Parties (as defined therein) and Guggenheim Securities, LLC, as Representative of the several Initial Purchasers named therein (the “Initial Purchasers”), hereby certify the following:
1.	Schedule 1 attached hereto sets forth a true and correct list of all Securitization IP owned by the Franchise Holder after giving effect to the Contributions.
2.	Schedule 2 attached hereto sets forth a true and correct list of all Contributed Development Agreements, Contributed Franchise Agreements, Contributed Franchised Restaurants and Contributed Franchisee Notes owned by the Franchise Holder after giving effect to the Contributions.
3.	Schedule 3 attached hereto sets forth a true and correct list of the Contributed Real Estate Assets owned by the Wendy’s Properties after giving effect to the Contributions.
4.	Subject to recordation of the deeds of title, Wendy’s Properties owns and has good title to the Contributed Real Estate Assets, free and clear of all Liens other than Permitted Liens.
5.	The Franchise Holder is the sole owner of the Securitization IP other than the IP License Agreements and licenses permitted pursuant to the terms of the Base Indenture free and clear of all Liens, encumbrances, set-offs, defenses and counterclaims of whatsoever kind or nature, other than the Permitted Liens, which Securitization IP is used in the conduct of its business as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum.
6.	All of the registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment would not reasonably be expected to result in a Material Adverse Effect.
7.	Except as previously disclosed to the Representative, (i) to my knowledge and without any independent investigation, the use of the Securitization IP and the operation of the Wendy’s System do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party, (ii) to my knowledge and without any independent investigation, the Securitization IP is not being infringed or violated by any third party and (iii) there is no action or proceeding pending or to the Master Issuer’s knowledge, threatened, alleging the same that would reasonably be expected to result in a Material Adverse Effect.

8.	Except as set forth on the applicable schedule to the Base Indenture, no action or proceeding is pending or, to my knowledge, threatened, that seeks to limit, cancel, or challenge the validity of any Securitization IP, or the use thereof, that would reasonably be expected to result in a Material Adverse Effect.
9.	There is no legal action, order, decree or other administrative proceeding instituted or (to the knowledge of Wendy’s Parties) overtly threatened against the Wendy’s Parties that (i) would reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package or (ii) otherwise would reasonably be expected to have a Material Adverse Effect.
10.	The representations and warranties of the Wendy’s Parties in Section 2 of the Note Purchase Agreement are true and correct on and as of the Closing Date, and the Wendy’s Parties have complied in all material respects with all its agreements contained in the Note Purchase Agreement and in any other Related Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied under the Note Purchase Agreement or any other Related Document to which it is a party at or prior to the Closing Date.
11.	Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of any of the Wendy’s Parties, as applicable, except as set forth or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum or as described in such certificate that could reasonably be expected to result in a Material Adverse Effect.
12.	(i) None of the Wendy’s Parties has sustained, since December 28, 2014, any material loss or interference with its business or properties from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); (ii) subsequent to the dates as of which information is given in Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term debt of any of the Wendy’s Parties or any change, or any development involving a change, in the business, general affairs, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Wendy’s Parties and their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, (iii) no downgrading has occurred in the rating accorded The Wendy’s Company or the Manager’s debt securities by S&P below “CCC+”, and (iv) S&P has not publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of The Wendy’s Company or the

Manager on any date on which the S&P rating of such debt securities is “CCC+” or lower.
Capitalized terms used and not defined herein have the meanings ascribed to them in the Purchase Agreement and the Preliminary Offering Memorandum, as applicable.

Exhibit 1

Discussion Materials, dated April 2015 (the “Preliminary Investor Presentation”)
Management Presentation, dated May 2015 (the “Investor Presentation”)